Exhibit 10.28

CONFIDENTIAL TREATMENT

FIRST AMENDMENT TO PATENT ASSIGNMENT AGREEMENT

This first amendment (the “Amendment”) effective 31 December 2010 is made to the patent assignment dated the 23rd day of February 2009 (the “Assignment Agreement”) between Omeros Corporation, a Washington corporation having a principal place of business at 1420 Fifth Avenue, Suite 2600, Seattle WA 98101 USA (“Omeros”) and Roberto Ciccocioppo, Ph.D., having a residence at Vicolo San Silvestro n. 25, Camerino, 62032 IT (“Dr. Ciccocioppo”).

WHEREAS Dr. Ciccocioppo previously assigned all rights, in consideration for Omeros undertaking certain future milestone and royalty obligations in accordance with the terms of the Assignment Agreement to certain technology invented by Dr. Ciccocioppo related to new uses of peroxisome proliferator-activated receptor gamma (“PPARg”) agonists for the prevention and treatment and addictions and compositions including PPARg agonists, alone or in combination with other agents, including, without limitation, compositions regulated by the U.S. Food and Drug Administration and corresponding foreign regulatory agents that contain one or more PPARg agonist(s) as active pharmaceutical ingredient(s) (the “PPARg Pharmaceuticals”); and

WHEREAS Dr. Ciccocioppo has conceived a related concept directed to the use of dietary supplement (i.e., nutraceutical) compositions comprising fatty acids that increase the activity of the PPARg pathway for use in the treatment and prevention of disorders affected by PPARg activation, including, without limitation, alcoholism, addiction and compulsive disorders, as well as nutraceutical compositions containing fatty acids that activate PPARg that are not regulated by the U.S. Food and Drug Administration and corresponding foreign regulatory agents (altogether the “PPARg Nutraceutical Technology” and with respect to compositions the “PPARg Nutraceuticals”);

WHEREAS Omeros and Dr. Ciccocioppo wish to confirm the assignment to Omeros of all rights related to the PPARg Nutraceutical Technology and the PPARg Nutraceuticals in accordance with and as part of the Assignment Agreement and wish to further compensate Dr. Ciccocioppo for these advances;

NOW THEREFORE, in consideration for the mutual covenants and obligations set forth herein as well as other good and valuable consideration, the parties hereby agree as follows. All initial capitalized terms used in this Amendment without definition or redefinition shall have the same definition as set forth in the Assignment Agreement:

1	Amended Definitions

1.1	“Assigned Patents” shall, in addition to the patents and patent applications included in the definition of this term in the Assignment Agreement, include any and all patent applications that may be filed by Omeros or Dr. Ciccocioppo related to the PPARg Nutraceutical Technology and the PPARg Nutraceuticals, the resulting patents issuing thereon, and all divisionals, continuations, continuation-in-parts, reissues and reexaminations of all such patent applications and patents.

1.2	“Assigned IP” shall, in addition and to the same extent as the Intellectual Property Rights related to PPARg agonists and compositions containing PPARg agonist(s) included in the definition of this term in the Assignment Agreement, include all of Dr. Ciccocioppo’s entire right and title to and interest in all Intellectual Property Rights disclosing, claiming or related to the PPARg Nutraceutical Technology or the PPARg Nutraceuticals.

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

1.3	“PPARg agonist” and “PPARg agonists” as used in the Assignment Agreement and this Amendment shall mean both pharmaceutical agents and nutraceutical compositions that directly or indirectly increase the activity of the PPARg pathway.

1.4	“Subject Products” shall, in addition to the definition set forth in the Assignment Agreement, be further defined to include both PPARg Pharmaceuticals and PPARg Nutraceuticals.

2	Assignment of Rights

2.1	For purposes of clarity, the assignment of rights under the Assignment Agreement hereby includes all Assigned Patents related to the PPARg Nutraceutical Technology and the PPARg Nutraceuticals.

3	Royalty and Transfer Fee Share Payments

3.1	For purposes of clarity, the Royalty set forth in the Assignment Agreement shall apply to Subject Products that are PPARg Nutraceuticals to the same extent as subject products that are PPARg Pharmaceuticals.

3.2	For purposes of clarity, the Transfer Fee Share set forth in the Assignment Agreement shall apply to Subject Products that are PPARg Nutraceuticals to the same extent as subject products that are, provided, however, that for Subject Products that are PPARg Nutraceuticals the Transfer Fee Share shall at all times be set at the [†].

4	Amended Milestone Payments

Section 4.1 and the accompanying table of the Assignment Agreement shall be replaced with the following amended Section 4.1 and accompanying table.

4.1	Omeros shall pay Dr. Ciccocioppo the following one-time development milestone payments (each a “Milestone Payment”) upon completion by Omeros of the associated development activity (each a “Development Milestone”); provided, however, that all Milestone Payments owed by Omeros to Dr. Ciccocioppo under this Section 4.1 shall be shared between and payable to Dr. Ciccocioppo and Università di Camerino in accordance with Section 5 below, without increase to the total Milestone Payment owed by Omeros. Omeros shall provide Dr. Ciccocioppo written notice of the completion of each Development Milestone by Omeros within [†] of completion of such Development Milestone and shall pay to Dr. Ciccocioppo the associated Milestone Payment within [†] of completion of such Development Milestone. For purposes of clarity, upon payment of a Milestone Payment in connection with the completion of the associated Development Milestone for the development of a first Subject Product, no further Milestone Payments for completion of the same associated Development Milestone for subsequent Subject Products shall be payable.

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

Development Milestone	Milestone Payment
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]
[†]	[†]

5	No Other Changes

5.1	All other provisions of the Assignment Agreement shall remain in full force and effect.

5.2	This Amendment may be executed in one or more counterparts, each of which will be considered an original, and all of which will constitute the same instrument.

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION

IN WITNESS WHEREOF, Omeros and Dr. Ciccocioppo have each acknowledged and accepted this Amendment by signing or causing it to have been signed by a duly authorized official.

OMEROS CORPORATION		ROBERTO CICCOCIOPPO, PH.D.

By:	/s/ Gregory A. Demopulos	Signed:	/s/ Roberto Ciccocioppo

Name:	Gregory A. Demopulos, M.D.	Date:	February 23, 2011

Title:	Chairman & CEO

The Università di Camerino, employer of Roberto Ciccocioppo, through the undersigned official thereof, hereby consents to all of the transactions provided for in the above Amendment.

UNIVERSITÀ DI CAMERINO

By:	/s/ Sauro Vittori

Name:	Sauro Vittori

Title:	Head of School

† DESIGNATES PORTIONS OF THIS DOCUMENT THAT HAVE BEEN OMITTED PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT FILED SEPARATELY WITH THE COMMISSION